UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2011

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)    (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07   Submission of Matters to a Vote of Security Holders.

On December 28, 2011, India Globalization Capital, Inc. (the “Company”) held a Special Meeting of Stockholders.   The Company proposed and the stockholders present unanimously approved to adjourn and reconvene the meeting to allow additional time to solicit proxies from shareholders who had not voted. The meeting has been adjourned to Friday December 30, 2011 at 12:00 Noon. The following is a brief description of each matter voted upon, as well as the number of votes cast with respect to each matter.

Proposal 1
Share Issuance Proposal
Proposal for the approval of the issuance of 31,500,000 Common Shares to HK Ironman in exchange for 100% of the common stock of HK Ironman.  The voting results as of 10:00 am on December 28, 2011 were as follows:

Votes for	7,952,414
Votes against	108,033

As of the time of the Special Shareholders Meeting, approximately 37.94% of the total number of outstanding shares had been cast in favor of the Share Issuance Proposal, with a substantial number of broker non-votes and other shares not represented in the voting.

Proposal 2
Election of Director Proposal
Proposal to elect Mr. Danny Qing Chang as one member of IGC’s Board of Directors to hold office as a Class A director for a period to expire at IGC’s 2014 annual meeting of stockholders, depending upon and subject to the approval of the Share Issuance Proposal above. The voting results as of 10:00 am on December 28, 2011 were as follows:

Votes for	7,995,023
Withhold Authority for Nominee	0

As of the time of the Special Shareholders Meeting, approximately 38.14% of the total number of outstanding shares had been cast in favor of the Share Issuance Proposal, with a substantial number of broker non-votes and other shares not represented in the voting.

Proposal 3
The Compensation Proposal
Proposal for the approval of the issuance of 3,150,000 Common Shares to executive officers and directors of HK Ironman and IGC subject to 12-month vesting upon the completion of 12 months of service following the closings of the acquisition. The voting results as of 10:00 am on December 28, 2011 were as follows:

Votes for	7,841,683
Votes against	1,530,064

As of the time of the Special Shareholders Meeting, approximately 37.41% of the total number of outstanding shares had been cast in favor of the Share Issuance Proposal, with a substantial number of broker non-votes and other shares not represented in the voting.

Proposal 4
Adjournment Proposal
Proposal to authorize Ram Mukunda or John Selvaraj to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. The adjournment proposal was passed with the following voting results:

Votes for	7,708,792
Votes against	1,612,065

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

           99.1 Press Release dated December 29, 2011

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

INDIA GLOBALIZATION CAPITAL, INC.

Date: December 29, 2011	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer and President

Exhibit Index

99.1 Press Release dated December 29, 2011